SEC File Number 000-06181





                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                AMENDMENT NO. 1

                                      to

                                FORM 10 - 12G/A


          AMENDMENT TO GENERAL FORM FOR REGISTRATION OF SECURITIES Pursuant to Section 12(g) of the Securities Exchange Act of 1934


                               J.C. NICHOLS COMPANY
            (Exact name of registrant as specified in its charter)

     Missouri                                              44-0371610

(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

310 Ward Parkway, Kansas City, Missouri                    64112
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (816) 561-3456

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.01 per share.


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                           DESCRIPTION OF AMENDMENT


     The J.C. Nichols Company's Registration Statement on Form 10 filed on September 30, 1996 is amended to reflect the addition of Exhibit 16.1 ("New Exhibit"), as required by Item 304 of Regulation S-K. A reference to the New Exhibit has been added to Item 15, Exhibits, Consolidated Financial Statements, and Financial Statement Schedules and to the Exhibit Index. The New Exhibit is included in its entirety as part of this Amendment and is hereby incorporated as an exhibit to the Registration Statement on Form 10.




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ITEM 15.     EXHIBITS, CONSOLIDATED FINANCIAL STATEMENTS, AND FINANCIAL
             STATEMENT SCHEDULES

                                                                     Exhibit
                                                                     Number
                                                                     ------
(a)     FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES

        1.     Years Ended December 31, 1995 and 1994

                Independent Auditors' Report                           [F-1]

        FINANCIAL STATEMENTS:

                Consolidated Balance Sheets at
                  December 31, 1995 and 1994                           [F-2]

                Consolidated Statements of
                  Operations For the Years Ended
                  December 31, 1995 and 1994                           [F-3]

                Consolidated Statements of Stockholders'
                  Equity (Deficit) For the Years Ended
                  December 31, 1995 and 1994                           [F-4]

                Consolidated Statements of Cash Flows
                  For the Years Ended December 31, 1995 and 1994       [F-5]

                Notes to Consolidated Financial Statements             [F-6]

     Independent Auditors' Report                                      [F-7]

     FINANCIAL STATEMENT SCHEDULES:

                Schedule of Real Estate and Accumulated Depreciation
                  at December 31, 1995                                [F-8.1]

                Schedule of Real Estate and Accumulated Deprecation
                  Roll forwards For the Year End December 31, 1995    [F-8.2]

                Schedule of Real Estate and Accumulated Depreciation
                  Roll forwards For the Year Ended December 31, 1994  [F-8.3]

                Schedule of Mortgage Loans on Real Estate
                  at December 31, 1995                                [F-9.1]

                Schedule of Roll forward of Mortgage Loans
                  on Real Estate For the Year Ended December 31, 1995 [F-9.2]

                Schedule of Roll forward of Mortgage Loans
                  on Real Estate For the Year Ended December 31, 1994 [F-9.3]

                Schedule of Valuation and Qualifying
                  Accounts For the Year Ended December 31, 1995       [F-10.1]

                Schedule of Valuation and Qualifying
                  Accounts For the Year Ended December 31, 1994       [F-10.2]

                                                                     Exhibit
                                                                     Number
                                                                     --------

     2.     Six Months Ended June 30, 1996 and 1995

            FINANCIAL STATEMENTS:

                 Consolidated Balance Sheets at June 30, 1996
                   (Unaudited) and December 31, 1995                    [F-11]

                 Consolidated Statements of Operations For the
                   Six Months Ended June 30, 1996 and 1995 (Unaudited)  [F-12]

                 Consolidated Statement of Stockholders' Equity
                   (Deficit) For the Six Months Ended June 30, 1996
                   (Unaudited)                                          [F-13]

                 Consolidated Statements of Cash Flows For the
                   Six Months Ended June 30, 1996 and 1995 (Unaudited)  [F-14]

                 Notes to Unaudited Consolidated Financial Statements   [F-15]

(b)     EXHIBITS

        The Articles of Incorporation of the Company                     [3.1]

        The Bylaws of the Company                                        [3.2]

        The Articles of Incorporation of the Company
          (Included in Exhibit 3.1)                                      [4.1]

        The Bylaws of the Company (Included in Exhibit 3.2)              [4.2]

        Amendment to and Restatement of J.C. Nichols Company
          Employee Stock Ownership Plan                              [10.1(a)]

        First Amendment to the Amended and Restated
          J.C. Nichols Company Employee Stock Ownership Plan         [10.1(b)]

        Third Amendment to the Amended and Restated
          J.C. Nichols Company Employee Stock Ownership Plan         [10.1(c)]

        Amendment to and Restatement of J.C. Nichols Company
          Employee Stock Ownership Trust                             [10.2(a)]

        First Amendment to the Amended and Restated
          J.C. Nichols Company Employee Stock Ownership Trust        [10.2(b)]

        Real Estate Contract of Sale (between J.C. Nichols
          Company and Synergy Development Alliance, L.C.)            [10.3(a)]

        Amendment to Real Estate Contract of Sale                   [10.3(b)]

        Second Amendment to Real Estate Contract of Sale            [10.3(c)]

        April 25, 1995 Letter Agreement [constituting third
          amendment to Real Estate Contract of Sale]                [10.3(d)]


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                                                                   Exhibit
                                                                   Number
                                                                   ---------

        May 11, 1995 Letter Agreement [constituting fourth
          amendment to Real Estate Contract of Sale]                [10.3(e)]

        Secured Promissory Note - Note A                            [10.4(a)]

        Secured Promissory Note - Note B                            [10.4(b)]

        Deed of Trust, Security Agreement and Assignment of
          Rents                                                     [10.4(c)]

        Assignment of Leases and Rents                              [10.4(d)]

        Hotel Management Fee Participation Sale Agreement              [10.5]

        Restated Joint Venture Agreement                               [10.6]

        J.C. Nichols Company 1996 Stock Option Plan, Amended and
          Restated Effective May 30, 1996                              [10.7]

        Form of Indemnification Agreement entered into
          between the Company and each of the members of the
          Board of Directors and certain Officers                      [10.8]

       Form Employment Agreement between the Company and
         certain Officers                                              [10.9]

       Employment Agreement between the Company and Mr. Brady,
         President and Chief Executive Officer of the Company         [10.10]

       Settlement Agreement [Filed separately with the Securities and Exchange Commission, Confidential Treatment of
         Entire Agreement Sought]                                     [10.11]



       Letter re:  Change in Certifying Accountant                     [16.1]


       List of Subsidiaries and Affiliates of the Company              [21.1]

       Power of Attorney for the members of the Board of Directors and certain Officers of the Company (included in Signature
         Pages to the Registration Statement)                          [24.1]
       Financial Data Schedule                                        [27.1]

       Settlement Agreement and Mutual Releases as of June 30, 1995   [99.1]

                                EXHIBIT INDEX


EXHIBIT NO.

3.1        The Articles of Incorporation of the Company

3.2        The Bylaws of the Company

4.1        The Articles of Incorporation of the Company
             (Included in Exhibit 3.1)

4.2        The Bylaws of the Company (Included in Exhibit 3.2)

10.1(a)    Amendment to and Restatement of J.C. Nichols Company
             Employee Stock Ownership Plan

10.1(b)    First Amendment to the Amended and Restated
             J.C. Nichols Company Employee Stock Ownership Plan

10.1(c)    Third Amendment to the Amended and Restated
             J.C. Nichols Company Employee Stock Ownership Plan

10.2(a)    Amendment to and Restatement of J.C. Nichols Employee Stock
             Ownership Trust

10.2(b)    First Amendment to the Amended and Restated J.C. Nichols Company
             Employee Stock Ownership Trust

10.3(a)    Real Estate Contract of Sale (between J.C. Nichols Company and
             Synergy Development Alliance, L.C.)

10.3(b)    Amendment to Real Estate Contract of Sale

10.3(c)    Second Amendment to Real Estate Contract of Sale

10.3(d)    April 25, 1995 Letter Agreement [constituting third amendment to
             Real Estate Contract of Sale]

10.3(e)    May 11, 1995 Letter Agreement [constituting fourth amendment to
             Real Estate Contract of Sale]

10.4(a)    Secured Promissory Note - Note A

10.4(b)    Secured Promissory Note - Note B

10.4(c)    Deed of Trust, Security Agreement and Assignment of Rents

10.4(d)    Assignment of Leases and Rents

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EXHIBIT NO.

10.5        Hotel Management Fee Participation Sale Agreement

10.6        Restated Joint Venture Agreement

10.7        J.C. Nichols Company 1996 Stock Option Plan, Amended and Restated
              Effective May 30, 1996

10.8        Form of Indemnification Agreement entered into between the Company and each of the members of the Board of Directors and certain Officers

10.9        Form Employment Agreement between the Company and Certain Officers

10.10       Employment Agreement between the Company and Mr. Brady, President and Chief Executive Officer of the Company

10.11       Settlement Agreement  [Filed separately with the Securities    and
              Exchange Commission, Confidential Treatment of Entire Agreement Sought]

16.1        Letter re: Change in Certifying Accountant


21.1        List of Subsidiaries and Affiliates of the Company

24.1        Power of Attorney for the members of the Board of Directors and certain Officers of the Company (Included in Signature Pages to the Registration Statement)

27.1        Financial data schedule

99.1        Settlement Agreement and Mutual Releases as of June 30, 1995

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    J.C. NICHOLS COMPANY



                                    By:  /s/ BARRETT BRADY
                                         -----------------
                                         Barrett Brady
                                         Chief Executive Officer and President


     Pursuant to the requirements of the Securities Exchange Act of 1934, this Amendment has been signed below by the following persons in the capacities and on the dates indicated:

     SIGNATURE                  POSITION                    DATE

 /s/ WILLIAM K. HOSKINS*        Chairman of the Board       October 14, 1996
------------------------
William K. Hoskins              and Director


 /s/ BARRETT BRADY              President, Chief Executive  October 14, 1996
------------------------
Barrett Brady                   Officer and Director


 /s/ KAY N. CALLISON*           Director                   October 14, 1996
------------------------
Kay N. Callison


 /s/ MARK C. DEMETREE*          Director                   October 14, 1996
-------------------------
Mark C. Demetree


 /s/ JOHN A. OVEL*              Director                   October 14, 1996
-------------------------
John A. Ovel


 /s/ JAMES W. QUINN*            Director                   October 14, 1996
-------------------------
James W. Quinn


 /s/ CLARENCE L. ROEDER*        Director                   October 14, 1996
-------------------------
Clarence L. Roeder



 /s/ JOHN SIMON*                Director                   October 14, 1996
-------------------------
John Simon


 /s/ THOMAS J. TURNER, III*     Director                   October 14, 1996
-------------------------
Thomas J. Turner, III


 /s/ MARK A. PETERSON*          Vice President,            October 14, 1996
-------------------------
Mark A. Peterson                Chief Financial
                                Officer and Treasurer
                                (Principal Accounting Officer)

* Signed pursuant to Power of Attorney provided on signature page of registrant's Registration Statement on Form 10.
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